Exhibit 99.6

Transforming Agriculture, Nutrition, Innovation, Energy, Comfort, Hygiene and Safety.

KOCH INDUSTRIES, INC. HEADQUARTERS

WICHITA, KAN.

Since 2003, Koch companies have invested about $45 billion in acquisitions and other capital expenditures. Contributing to the company’s continued financial strength is the shareholders’ long-time policy of reinvesting 90 percent of earnings.

Koch Industries, Inc., a privately held company based in Wichita, Kan., is unique in the global marketplace. Its diverse businesses have a presence in nearly 60 countries and employ about 60,000 people.

Koch companies supply fuels for transportation, energy to heat and cool buildings, ?bers for high-quality carpets and garments, water ?ltration and pollution control equipment, fertilizer, consumer products, building materials and more.

We are bounded only by our capabilities, not by speci?c industries or product lines. Koch companies strive for long-term success by creating real, sustainable value in society – providing products and services that customers value while using resources more efficiently.

Wherever today leads you, depend on Koch companies to be there, transforming the products that make life better throughout the world.

Market-Based Management®

Market-Based Management is the engine that powers Koch Industries. Developed by Charles Koch throughout the past 40 years, MBM® is a holistic approach to management that integrates theory and practice and prepares organizations to deal successfully with the challenges of growth and change. It enables long-term success by applying the principles that allow free societies to prosper.

Koch Industries’ unique business philosophy is described in Charles Koch’s book, “The Science of Success: How Market-Based Management Built the World’s Largest Private Company,” published in 2007.

Refining, Chemicals and Biofuels

Koch companies have been in the petroleum business since 1940, growing refining capacity more than 80-fold to help meet the world's energy needs. Today, these companies engage in petroleum refining, chemicals, ethanol and biodiesel production, crude oil supply, and wholesale marketing of fuels, base oils, petrochemicals, asphalt and other products.



Flint Hills Resources, LLC, through its subsidiaries, is a leading refining, chemicals and biofuels company. The refining business operates refineries in Alaska, Minnesota and Texas, with a combined crude oil processing capacity of more than 800,000 barrels per day. The company's petrochemical business includes production facilities in Illinois, Michigan and Texas. Other FHR subsidiaries own and operate ethanol plants in Iowa, a biodiesel plant in Texas, produce and market asphalt in the Midwest and Alaska, own an interest in a lubricants base oil facility in Louisiana, and have made equity investments in bioenergy companies.

Koch Pipeline Company, L.P. owns or operates more than 4,000 miles of pipelines that transport crude oil, refined petroleum products, ethanol, natural gas liquids and chemicals. Another Koch company has a 28 percent interest in Colonial Pipeline Company, owner and operator of the world's largest-volume refined products pipeline.

Process and Pollution Control Equipment and Technologies

Koch Chemical Technology Group, LLC and its subsidiaries design, manufacture, sell, install, and service process and pollution control equipment, and provide engineering services for industries and municipalities worldwide. Subsidiaries include Koch-Glitsch, LP; Koch Membrane Systems, Inc.;

Koch Heat Transfer Company, LP; John Zink Company, LLC; Optimized Process Designs, Inc.; and Koch Knight, LLC.

Minerals

Koch Minerals, LLC and its subsidiaries are among the world’s largest dry-bulk commodity handlers, annually marketing and trading more than 40 million tons of petroleum coke, coal, cement, pulp and paper, sulfur and other commodities, as well as petroleum and natural gas properties. Subsidiaries include Koch Carbon, LLC; The C. Reiss Coal Company; Koch Exploration Company, LLC; and KM Proppants, LLC.

Fertilizers

Koch Fertilizer, LLC and its subsidiaries own or have interests in nitrogen fertilizer plants in the United States, Canada, and Trinidad and Tobago. The companies cover global demand through state-of-the-art terminals in the U.S., Canada, Mexico, Brazil, Australia, France and the United Kingdom. Koch Fertilizer companies have the capability to market and distribute more than 12 million tons of fertilizer products annually.

Commodity Trading and Services

Koch Supply & Trading companies around the world trade crude oil; re?ned petroleum products; gas liquids; natural gas, power and emissions; industrial metals; and other commodities. KS&T and other Koch companies have traders or originators in Wichita, Houston, New York, Canada, the Cayman Islands, France, India, the Netherlands, Singapore, Switzerland and the United Kingdom.

Polymers and Fibers

INVISTA B.V. and its subsidiaries are among the world's largest integrated producers of polymers and fibers – primarily nylon, spandex and polyester.

With a business presence in more than 20 countries, INVISTA materials go into items that enrich people's lives every day including clothing, carpet, luggage, automobile interiors, air bags and many other products. INVISTA businesses include Apparel, Intermediates, Performance Surfaces & Materials and Performance Technologies.

INVISTA delivers exceptional value for its customers through technology innovations, market insights and a powerful portfolio of global trademarked products including LYCRA® fiber, STAINMASTER® carpet, ANTRON® carpet fiber and COOLMAX® fabric.

Forest and Consumer Products

Georgia-Paci?c LLC and its subsidiaries are among the world’s leading manufacturers and marketers of building products, tissue, packaging, paper, cellulose and related chemicals. Consumer brands include Quilted Northern®, Angel Soft®, Brawny®, Vanity Fair® and the Dixie® brand of cups, plates and cutlery.

The packaging business is one of the United States’ largest suppliers of corrugated containers to manufacturers, and the building products businesses have long been among the nation’s leading suppliers to lumber and building materials dealers and do-it-yourself warehouse retailers. GP Harmon Recycling LLC, a Georgia-Paci?c company, is one of the largest traders of recycled ?ber in the world.

THE MATADOR CATTLE COMPANY

Ranching

The Matador Cattle Company, a division of Koch Agriculture Company, operates three ranches in Montana, Texas and Kansas. The ranches total about 425,000 acres and support more than 15,000 cattle. The ranches stock Akaushi cattle whose beef is prized for its marbling and taste.

Matador Ranch in Texas has earned environmental stewardship recognition at local, state and regional levels. Beaverhead Ranch in Montana has also won several major environmental awards. It was the first ranch in the country to achieve Wildlife Habitat Council certification.

Community

Together with our employees, Koch companies provide ?nancial and in-kind support, time and talent to our communities. We focus on programs that advance learning and education; protect, conserve and enhance natural resources; improve quality of life; support human services; and create opportunities for at-risk youth. Our efforts help organizations such as Youth Entrepreneurs® , Big Brothers Big Sisters, Boys and Girls Clubs, Habitat for Humanity, The Salvation Army, American Red Cross, Junior Achievement and The Nature Conservancy.

Operations Excellence

Koch companies have a vision for excellence and principles of operation that demand safe, environmentally responsible decisions and actions. This commitment is evident in how the companies operate facilities and manufacture products. Koch Sustainability Vision: We create value by using resources more ef?ciently; protecting the environment and the safety and health of our workers and others; consistently applying good science; and employing Market-Based Management® . Together, these contribute to the overall quality of life.

For more information, visit www.kochind.com/community and www.kochEHS.com.

Images on cover from left: wheat grown with nutrients by Koch Fertilizer; beef by Matador Cattle Company; clean water ?ltered by Koch Membrane Systems; transportation fuels by Flint Hills Resources; bedding products by INVISTA; enMotion® towels and dispensers by Georgia-Paci?c, and air bag ?ber by INVISTA.

© 2012 Koch Industries, Inc. All rights reserved.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012.